EXHIBIT 16.1

February 17, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Crowd 4 Seeds, Inc.'s Form 8-K dated February 17, 2016 and have the following comments:

1.	We agree with the statements concerning our firm made in the first three paragraphs of the aforementioned Form 8-K.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Ziv Haft

BDO member firm

Tel Aviv, Israel